Exhibit 99.1

FOR RELEASE (10.26.2022)	Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

ALERUS FINANCIAL CORPORATION REPORTS

THIRD QUARTER 2022 NET INCOME OF $9.6 MILLION

MINNEAPOLIS, MN (October 26, 2022) – Alerus Financial Corporation (Nasdaq: ALRS) reported net income of $9.6 million for the third quarter of 2022, or $0.47 per diluted common share, compared to net income of $9.3 million, or $0.52 per diluted common share, for the second quarter of 2022, and net income of $13.1 million, or $0.74 per diluted common share, for the third quarter of 2021. Excluding the acquisition of Metro Phoenix Bank, earnings per diluted common share were $0.54 for the third quarter of 2022.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “We ended the quarter with net income of $9.6 million; this included $1.8 million of merger expenses as we closed and converted the Metro Phoenix Bank acquisition during the quarter. The seamless integration of Metro Phoenix Bank marks a historic milestone as the Company’s twenty-fifth acquisition.

Our financial results were highlighted by strong loan growth during the quarter, driven by the addition of new team members and expansion of existing client relationships. During the last several years we have invested further in our credit talent and infrastructure. We have improved our credit policies and deepened our credit risk management practices in preparation for improved organic loan growth. The Company’s historic net charge-off ratio is 27 basis points, dating back over 25 years. Prudent credit underwriting and client selection continue to remain a key focus as we lend through the uncertainty of the current economic cycle.

We continue to position the Company strategically as the economic environment continues to evolve. We believe our diversified business model, with recurring revenue streams, strong capital levels, liquidity profile, and underwriting culture will continue to differentiate us from the rest of the industry. I know our team will respond to any challenge and I am proud of their constant dedication to serving our clients and communities, and for delivering positive results for our shareholders.”

Quarterly Highlights

◾	Return on average total assets of 1.02%, compared to 1.14% for the second quarter of 2022. Excluding merger and acquisition expenses, return on average total assets was 1.17% for the third quarter of 2022
◾	Return on average common equity of 10.25%, compared to 11.93% for the second quarter of 2022. Excluding merger and acquisition expenses, return on average common equity was 12.18% for the third quarter of 2022
◾	Return on average tangible common equity(1) of 13.89%, compared to 15.25% for the second quarter of 2022. Excluding merger and acquisition expenses, return on average tangible common equity was 15.75% for the third quarter of 2022
◾	Net interest margin (tax-equivalent) was 3.21%, compared to 2.98% for the second quarter of 2022. Excluding the acquisition of Metro Phoenix Bank, net interest margin (tax-equivalent) was 3.04% for the third quarter of 2022
◾	Allowance for loan losses to total loans was 1.34% compared to 1.80% as of December 2021. Excluding Metro Phoenix Bank, the allowance for loan losses to total loas was 1.51% as of September 2022
◾	Noninterest income for the third quarter of 2022 was 48.82% of total revenue, compared to 56.20% for the second quarter of 2022
◾	Loans held for investment increased $560.2 million, or 31.9%, since December 31, 2021; Metro Phoenix Bank loans acquired totaled $270.4 million. Excluding the acquisition of Metro Phoenix Bank and Paycheck Protection Program, or PPP, loans, loans held for investment increased $320.5 million, or 18.2%, since December 31, 2021
◾	Loan to deposit ratio was 78.3%, compared to 60.2% as of December 31, 2021.
◾	Common equity tier 1 capital to risk weighted assets was 13.63%, compared to 14.65% as of December 31, 2021
(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars and shares in thousands, except per share data)	2022	2022	2021	2022	2021
Performance Ratios
Return on average total assets	1.02%	1.14%	1.62%	1.13%	1.71%
Return on average common equity	10.25%	11.93%	14.68%	11.27%	15.61%
Return on average tangible common equity (1)	13.89%	15.25%	18.13%	14.59%	19.44%
Noninterest income as a % of revenue	48.82%	56.20%	63.04%	54.08%	63.87%
Net interest margin (tax-equivalent)	3.21%	2.98%	2.78%	3.02%	2.92%
Efficiency ratio (1)	74.76%	74.72%	71.49%	73.94%	69.69%
Net charge-offs/(recoveries) to average loans	0.07%	0.07%	(0.06)%	0.04%	0.01%
Dividend payout ratio	38.30%	34.62%	21.62%	33.33%	20.80%
Per Common Share
Earnings per common share - basic	$0.48	$0.53	$0.75	$1.58	$2.29
Earnings per common share - diluted	$0.47	$0.52	$0.74	$1.56	$2.26
Dividends declared per common share	$0.18	$0.18	$0.16	$0.52	$0.47
Book value per common share	$17.25	$17.75	$20.53
Tangible book value per common share (1)	$13.76	$14.93	$17.46
Average common shares outstanding - basic	19,987	17,297	17,205	18,186	17,182
Average common shares outstanding - diluted	20,230	17,532	17,499	18,431	17,488
Other Data
Retirement and benefit services assets under administration/management	$30,545,694	$31,749,157	$36,202,553
Wealth management assets under administration/management	$3,435,786	$4,147,763	$3,865,062
Mortgage originations	$229,901	$269,397	$415,792	$686,060	$1,479,243

(1)Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the third quarter of 2022 was $28.3 million, a $5.5 million, or 24.3%, increase from the second quarter of 2022. Net interest income increased $7.2 million, or 34.0%, from $21.1 million for the third quarter of 2021. The linked quarter increase was primarily driven by increases of $7.4 million in interest income from loans and a $591 thousand increase in other interest income, partially offset by increases of $1.2 million in interest expense related to short-term borrowings and $1.0 million in interest expense from deposits, the result of a rising interest rate environment and an increase in our short-term borrowings. The increases in loans and deposits were primarily the result of the Metro Phoenix Bank acquisition which included $270.4 million in loans and $353.7 million in deposits. Short-term borrowings increased primarily due to loan growth outpacing deposit growth.

Net interest margin (tax-equivalent), a non-GAAP financial measure, was 3.21% for the third quarter of 2022, a 23 basis point increase from 2.98% for the second quarter of 2022, and a 43 basis point increase from 2.78% in the third quarter of 2021. Excluding the acquisition of Metro Phoenix Bank, net interest margin was 3.04% for the third quarter of 2022, a 6 basis point increase from the second quarter of 2022, and a 26 basis point increase from the third quarter of 2021. The quarter over quarter increase was primarily driven by a 45 basis point increase in interest earning asset yields, partially offset by a 35 basis point increase in the rate paid on interest-bearing liabilities, the result of a rising interest rate environment. Additionally, we saw the average balance on interest-earning assets and interest-bearing liabilities increase, primarily due to the loans and deposits acquired from Metro Phoenix Bank.

Noninterest Income

Noninterest income for the third quarter of 2022 was $27.0 million, a $2.2 million, or 7.6%, decrease from the second quarter of 2022. The linked quarter decrease was primarily driven by decreases of $2.3 million in mortgage banking revenue and $696 thousand in wealth management revenue. Partially offsetting these decreases was a $304 thousand increase in retirement and benefit services revenue. The decrease in mortgage banking revenue was primarily driven by a $39.5 million, or 14.7%, decrease in mortgage originations as well as an 82 basis point decrease in the gain on sale margin. Wealth management revenue decreased primarily due to a $712.0 million decrease in assets under management, the result of an overall market value decrease.

Noninterest income for the third quarter of 2022 decreased $9.0 million, or 25.1%, from $36.0 million in the third quarter of 2021. The year over year decrease was primarily driven by decreases of $7.3 million in mortgage banking revenue, $1.4 million in retirement and benefit services revenue and $443 thousand in wealth management revenue. Mortgage banking revenue decreased primarily due to a $185.9 million, or 44.7%, decrease in mortgage originations and a 94 basis point decrease in the gain on sale margin. Retirement and benefit services revenue decreased primarily due to a decrease in asset-based fees from a $5.7 billion decrease in assets under administration/management. Wealth management revenue decreased primarily as a result of a $429.3 million decrease in assets under management, the result of declines in market values.

Noninterest Expense

Noninterest expense for the third quarter of 2022 was $42.8 million, a $2.8 million, or 7.0%, increase compared to the second quarter of 2022. The linked quarter increase was primarily driven by increases of $1.7 million in other noninterest expense and $880 thousand in professional fees and assessments expense. Partially offsetting these increases was a $708 thousand decrease in employee taxes and benefits expense. The increase in other noninterest expense was primarily driven by a $1.3 million increase in the provision for unused commitments. This provision expense was the result of new business generated within our real estate construction loans. Professional fees and assessments expense included $1.8 million in merger related expenses associated with the acquisition of Metro Phoenix Bank, an increase of $998 thousand from the prior quarter. Employee taxes and benefits decreased primarily due to a $328 thousand decrease in health insurance claims from the prior quarter.

Noninterest expense for the third quarter of 2022 increased $726 thousand, or 1.7%, from $42.0 million in the third quarter of 2021. The year over year increase in noninterest expense was primarily driven by increases of $1.7 million in other noninterest expense and $1.6 million in professional fees and assessments, partially offset by a $2.1 million decrease in compensation expense. Noninterest expense increased primarily as a result of an $841 thousand increase in the provision for unused commitments, the result of new business generated within our real estate construction loans. Professional fees and assessments increased primarily due to $1.8 million in merger related expenses associated with the acquisition of Metro Phoenix Bank. The year over year decrease in mortgage originations drove the overall decrease in compensation expense as compared to the third quarter of 2021.

Financial Condition

Total assets were $3.7 billion as of September 30, 2022, an increase of $298.6 million, or 8.8%, from December 31, 2021. The overall increase in total assets included an increase of $560.2 million in loans held for investment, partially offset by decreases of $188.1 million in cash and cash equivalents and $150.2 million in investment securities.

Loans

Total loans were $2.3 billion as of September 30, 2022, an increase of $560.2 million, or 31.9%, from December 31, 2021. This increase was primarily due to increases of $270.4 million in loans acquired from Metro Phoenix Bank and $289.8 million in organic loan growth. Excluding loans acquired from Metro Phoenix Bank, the increases in organic loan growth included increases of $119.5 million in residential real estate first mortgages, $91.9 million in commercial real estate loans, and $31.3 million in commercial and industrial loans, also excluding PPP loans, commercial and industrial loans increased $62.0 million.

The following table presents the composition of our loan portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Commercial
Commercial and industrial (1)	$564,655	$484,426	$467,449	$436,761	$506,599
Real estate construction	89,215	48,870	41,604	40,619	37,751
Commercial real estate	819,068	599,737	602,158	598,893	573,518
Total commercial	1,472,938	1,133,033	1,111,211	1,076,273	1,117,868
Consumer
Residential real estate first mortgage	649,818	568,571	522,489	510,716	501,339
Residential real estate junior lien	143,681	135,255	130,604	125,668	130,243
Other revolving and installment	51,794	53,384	53,738	45,363	50,936
Total consumer	845,293	757,210	706,831	681,747	682,518
Total loans	$2,318,231	$1,890,243	$1,818,042	$1,758,020	$1,800,386

(1)	Includes PPP loans of $2.9 million at September 30, 2022, $6.9 million at June 30, 2022, $13.1 million at March 31, 2022, $33.6 million at December 31, 2021 and $103.5 million at September 30, 2021.

Deposits

Total deposits were $3.0 billion as of September 30, 2022, an increase of $41.3 million, or 1.4%, from December 31, 2021. Interest-bearing deposits increased $74.9 million, while noninterest-bearing deposits decreased $33.6 million in the third quarter of 2022. The increase in total deposits was primarily due to $353.7 million of deposits acquired from Metro Phoenix Bank. Excluding deposits acquired from Metro Phoenix Bank, deposits decreased $312.4 million, or 10.7%. The decrease was primarily driven by decreases of $129.8 million in noninterest-bearing deposits, $80.0 million in interest-bearing demand deposits, and $59.3 million in time deposits. Noninterest-bearing deposits decreased primarily due to a decrease in synergistic deposits. The decrease in interest-bearing demand deposits was the result of seasonally lower balances in public unit deposits. Time deposits decreased due to clients shifting balances to more liquid accounts. Synergistic deposits, which include deposits from our retirement and benefit services and wealth management segments as well as HSA deposits, decreased $35.5 million from December 31, 2021 primarily due to year-end seasonally higher temporary balances from retirement plan terminations.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Noninterest-bearing demand	$905,228	$764,808	$831,558	$938,840	$797,062
Interest-bearing
Interest-bearing demand	653,216	642,641	760,321	714,669	673,916
Savings accounts	101,820	97,227	99,299	96,825	92,632
Money market savings	1,079,520	914,423	976,905	937,305	924,678
Time deposits	222,027	200,451	224,184	232,912	224,800
Total interest-bearing	2,056,583	1,854,742	2,060,709	1,981,711	1,916,026
Total deposits	$2,961,811	$2,619,550	$2,892,267	$2,920,551	$2,713,088

Asset Quality

Total nonperforming assets were $6.2 million as of September 30, 2022, an increase of $3.1 million, or 101.4%, from December 31, 2021, primarily due to a residential real estate first mortgage client that is being individually evaluated for impairment. As of September 30, 2022, the allowance for loan losses was $31.0 million, or 1.34% of total loans, compared to $31.6 million, or 1.80% of total loans, as of December 31, 2021. Excluding Metro Phoenix Bank, the allowance for loan losses to total loans was 1.51% as of September 30, 2022.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Nonaccrual loans	$4,303	$4,370	$4,069	$2,076	$6,229
Accruing loans 90+ days past due	1,000	—	146	121	—
Total nonperforming loans	5,303	4,370	4,215	2,197	6,229
OREO and repossessed assets	904	860	865	885	862
Total nonperforming assets	$6,207	$5,230	$5,080	$3,082	$7,091
Net charge-offs/(recoveries)	405	340	(141)	(1,006)	(302)
Net charge-offs/(recoveries) to average loans	0.07%	0.07%	(0.03)%	(0.22)%	(0.06)%
Nonperforming loans to total loans	0.23%	0.23%	0.23%	0.12%	0.35%
Nonperforming assets to total assets	0.17%	0.16%	0.15%	0.09%	0.22%
Allowance for loan losses to total loans	1.34%	1.66%	1.74%	1.80%	1.78%
Allowance for loan losses to nonperforming loans	584%	718%	752%	1,437%	515%

For the third quarter of 2022, we had net charge-offs of $405 thousand compared to net charge-offs of $340 thousand for the second quarter of 2022 and $302 thousand of net recoveries for the third quarter of 2021.

There was no provision expense recorded for the three months ended September 30, 2022, no change compared to the three months ended June 30, 2022, and a $2.0 million increase as compared to the three months ended September 30, 2021. Although management saw increases in overall loan volume, based on the reduction of previous adjustments for pandemic related qualitative factors, management concluded no need for additional provision.

Capital

Total stockholders’ equity was $344.8 million as of September 30, 2022, a decrease of $14.6 million, or 4.1%, from December 31, 2021. The decrease in stockholders’ equity was primarily due to a $98.7 million decrease in accumulated other comprehensive loss, due to rising interest rates, which resulted in a lower fair value of our available-for-sale investment securities, partially offset by a $61.8 million increase in additional paid-in capital as a result of the Metro Phoenix Bank acquisition. Tangible book value per common share, a non-GAAP financial measure, decreased to $13.76 as of September 30, 2022, from $17.87 as of December 31, 2021. Tangible common equity to tangible assets, a non-GAAP financial measure, decreased to 7.59% as of September 30, 2022, from 9.21% as of December 31, 2021. Common equity tier 1 capital to risk weighted assets decreased to 13.63% as of September 30, 2022, from 14.65% as of December 31, 2021.

The following table presents our capital ratios as of the dates indicated:

	September 30,	December 31,	September 30,
	2022	2021	2021
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	13.63%	14.65%	14.52%
Tier 1 capital to risk weighted assets	13.94%	15.06%	14.93%
Total capital to risk weighted assets	16.84%	18.64%	18.58%
Tier 1 capital to average assets	10.82%	9.79%	9.88%
Tangible common equity / tangible assets (2)	7.59%	9.21%	9.62%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	13.01%	13.87%	13.77%
Tier 1 capital to risk weighted assets	13.01%	13.87%	13.77%
Total capital to risk weighted assets	14.11%	15.12%	15.03%
Tier 1 capital to average assets	11.12%	9.01%	9.11%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Thursday, October 27, 2022, to discuss its financial results. The call can be accessed via telephone at (844) 200-6205, using access code 769396. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, N.A., Alerus provides innovative and comprehensive financial solutions to business and consumer clients through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight and sound advice supported by digital solutions designed to meet the clients’ needs. Alerus has banking, mortgage, and wealth management offices in Grand Forks and Fargo, North Dakota, the Minneapolis-St. Paul, Minnesota metropolitan area, and Phoenix, Scottsdale, and Mesa Arizona. Alerus Retirement and Benefits plan administration hubs are located in Minnesota, Michigan, and Colorado.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: interest rate risks associated with our business, including the effects of recent and anticipated rate increases by the Federal Reserve; our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; new or revised accounting standards, including as a result of the implementation of the new Current Expected Credit Loss Standard; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including rising rates of inflation; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and Fintech companies; our ability to successfully manage liquidity risk, especially in light of recent excess liquidity at the Bank; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; fluctuations in the values of the securities held in our securities portfolio, including as a result of rising interest rates; governmental monetary, trade and fiscal policies; severe weather, natural disasters, widespread disease or pandemics, such as the COVID-19 global pandemic, the negative effects of the ongoing COVID-19 pandemic, including its effects on the economic environment, our clients, and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in response to the pandemic; acts of war or terrorism, including the Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative rates; changes to U.S. or state tax laws, regulations and guidance, including the new 1.0% excise tax on stock buybacks by publicly traded companies; talent and labor shortages and employee turnover; possible federal mask and vaccine mandates; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$54,167	$242,311
Investment securities
Available-for-sale, at fair value	729,110	853,649
Held-to-maturity, at carrying value	326,410	352,061
Fed funds sold	14,124	—
Loans held for sale	26,129	46,490
Loans	2,318,231	1,758,020
Allowance for loan losses	(30,968)	(31,572)
Net loans	2,287,263	1,726,448
Land, premises and equipment, net	17,067	18,370
Operating lease right-of-use assets	3,481	3,727
Accrued interest receivable	11,256	8,537
Bank-owned life insurance	33,777	33,156
Goodwill	46,060	31,490
Other intangible assets	23,779	20,250
Servicing rights	2,780	1,880
Deferred income taxes, net	45,889	11,614
Other assets	69,961	42,708
Total assets	$3,691,253	$3,392,691
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$905,228	$938,840
Interest-bearing	2,056,583	1,981,711
Total deposits	2,961,811	2,920,551
Short-term borrowings	253,830	—
Long-term debt	58,836	58,933
Operating lease liabilities	3,802	4,275
Accrued expenses and other liabilities	68,135	49,529
Total liabilities	3,346,414	3,033,288
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 19,987,274 and 17,212,588 issued and outstanding	19,987	17,213
Additional paid-in capital	154,629	92,878
Retained earnings	273,132	253,567
Accumulated other comprehensive income (loss)	(102,909)	(4,255)
Total stockholders’ equity	344,839	359,403
Total liabilities and stockholders’ equity	$3,691,253	$3,392,691

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$25,379	$17,988	$18,888	$60,659	$58,779
Investment securities
Taxable	5,939	6,068	3,249	17,447	8,547
Exempt from federal income taxes	209	213	225	638	694
Other	748	157	185	1,021	432
Total interest income	32,275	24,426	22,547	79,765	68,452
Interest Expense
Deposits	1,852	813	880	3,494	2,781
Short-term borrowings	1,516	278	—	1,794	—
Long-term debt	591	559	535	1,712	1,361
Total interest expense	3,959	1,650	1,415	7,000	4,142
Net interest income	28,316	22,776	21,132	72,765	64,310
Provision for loan losses	—	—	(2,000)	—	(2,000)
Net interest income after provision for loan losses	28,316	22,776	23,132	72,765	66,310
Noninterest Income
Retirement and benefit services	16,597	16,293	18,031	50,536	53,157
Wealth management	4,852	5,548	5,295	15,726	15,419
Mortgage banking	3,782	6,038	11,116	14,751	40,535
Service charges on deposit accounts	377	412	357	1,152	1,025
Net gains (losses) on investment securities	—	—	11	—	125
Other	1,402	935	1,230	3,541	3,408
Total noninterest income	27,010	29,226	36,040	85,706	113,669
Noninterest Expense
Compensation	21,168	21,248	23,291	61,467	71,298
Employee taxes and benefits	5,079	5,787	5,058	17,028	16,443
Occupancy and equipment expense	1,926	1,737	2,063	5,713	6,212
Business services, software and technology expense	5,373	4,785	5,332	15,082	15,266
Intangible amortization expense	1,324	1,053	1,088	3,430	3,327
Professional fees and assessments	3,126	2,246	1,503	6,913	4,484
Marketing and business development	890	814	865	2,304	2,310
Supplies and postage	588	572	549	1,806	1,583
Travel	291	356	174	826	236
Mortgage and lending expenses	409	482	1,231	1,577	3,762
Other	2,593	904	887	4,676	2,712
Total noninterest expense	42,767	39,984	42,041	120,822	127,633
Income before income taxes	12,559	12,018	17,131	37,649	52,346
Income tax expense	2,940	2,725	4,064	8,553	12,370
Net income	$9,619	$9,293	$13,067	$29,096	$39,976
Per Common Share Data
Earnings per common share	$0.48	$0.53	$0.75	$1.58	$2.29
Diluted earnings per common share	$0.47	$0.52	$0.74	$1.56	$2.26
Dividends declared per common share	$0.18	$0.18	$0.16	$0.52	$0.47
Average common shares outstanding	19,987	17,297	17,205	18,186	17,182
Diluted average common shares outstanding	20,230	17,532	17,499	18,431	17,488

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2022	2022	2021	2021
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$344,839	$307,158	$359,403	$353,195
Less: Goodwill	46,060	31,337	31,490	30,201
Less: Other intangible assets	23,779	17,511	20,250	22,593
Tangible common equity (a)	275,000	258,310	307,663	300,401
Total assets	3,691,253	3,295,065	3,392,691	3,175,169
Less: Goodwill	46,060	31,337	31,490	30,201
Less: Other intangible assets	23,779	17,511	20,250	22,593
Tangible assets (b)	3,621,414	3,246,217	3,340,951	3,122,375
Tangible common equity to tangible assets (a)/(b)	7.59%	7.96%	9.21%	9.62%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$344,839	$307,158	$359,403	$353,195
Less: Goodwill	46,060	31,337	31,490	30,201
Less: Other intangible assets	23,779	17,511	20,250	22,593
Tangible common equity (c)	275,000	258,310	307,663	300,401
Total common shares issued and outstanding (d)	19,987	17,306	17,213	17,208
Tangible book value per common share (c)/(d)	$13.76	$14.93	$17.87	$17.46

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Return on Average Tangible Common Equity
Net income	$9,619	$9,293	$13,067	$29,096	$39,976
Add: Intangible amortization expense (net of tax)	1,046	832	860	2,710	2,628
Net income, excluding intangible amortization (e)	10,665	10,125	13,927	31,806	42,604
Average total equity	372,274	312,515	353,196	345,192	342,344
Less: Average goodwill	48,141	31,488	30,201	37,101	30,201
Less: Average other intangible assets (net of tax)	19,466	14,737	18,272	16,605	19,124
Average tangible common equity (f)	304,667	266,290	304,723	291,486	293,019
Return on average tangible common equity (e)/(f)	13.89%	15.25%	18.13%	14.59%	19.44%
Efficiency Ratio
Noninterest expense	$42,767	$39,984	$42,041	$120,822	$127,633
Less: Intangible amortization expense	1,324	1,053	1,088	3,430	3,327
Adjusted noninterest expense (g)	41,443	38,931	40,953	117,392	124,306
Net interest income	28,316	22,776	21,132	72,765	64,310
Noninterest income	27,010	29,226	36,040	85,706	113,669
Tax-equivalent adjustment	112	100	115	306	392
Total tax-equivalent revenue (h)	55,438	52,102	57,287	158,777	178,371
Efficiency ratio (g)/(h)	74.76%	74.72%	71.49%	73.94%	69.69%

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Nine months ended
	September 30, 2022		June 30, 2022		September 30, 2021		September 30, 2022		September 30, 2021
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$72,157	2.02%	$28,920	0.39%	$281,768	0.16%	$68,811	0.86%	$219,636	0.14%
Investment securities (1)	1,116,458	2.20%	1,164,625	2.18%	869,421	1.61%	1,165,414	2.09%	778,307	1.62%
Fed funds sold	21,893	2.37%	—	—%	—	—%	7,378	2.37%	—	—%
Loans held for sale	27,032	4.14%	31,878	3.15%	57,233	2.40%	27,864	3.31%	70,218	2.25%
Loans
Commercial:
Commercial and industrial	566,987	5.41%	463,215	4.38%	544,811	4.95%	488,771	4.87%	615,310	4.73%
Real estate construction	70,545	5.60%	44,627	4.04%	37,743	3.99%	52,212	4.71%	41,812	4.17%
Commercial real estate	807,505	4.07%	601,765	3.80%	567,696	3.67%	670,854	3.86%	565,861	3.72%
Total commercial	1,445,037	4.67%	1,109,607	4.05%	1,150,250	4.29%	1,211,837	4.30%	1,222,983	4.24%
Consumer
Residential real estate first mortgage	624,826	3.54%	543,023	3.29%	487,699	3.32%	561,261	3.45%	468,395	3.53%
Residential real estate junior lien	140,664	5.41%	132,082	4.64%	129,239	4.57%	132,968	4.86%	132,145	4.67%
Other revolving and installment	51,834	4.98%	53,919	4.40%	53,683	4.45%	52,150	4.59%	60,785	4.37%
Total consumer	817,324	3.96%	729,024	3.62%	670,621	3.65%	746,379	3.78%	661,325	3.84%
Total loans (1)	2,262,361	4.41%	1,838,631	3.88%	1,820,871	4.05%	1,958,216	4.10%	1,884,308	4.10%
Federal Reserve/FHLB stock	18,449	5.35%	10,564	4.90%	6,505	4.33%	11,877	5.04%	6,273	4.37%
Total interest earning assets	3,518,350	3.65%	3,074,618	3.20%	3,035,798	2.96%	3,239,560	3.30%	2,958,742	3.11%
Noninterest earning assets	224,804		184,037		155,079		191,652		161,077
Total assets	$3,743,154		$3,258,655		$3,190,877		$3,431,212		$3,119,819
Interest-Bearing Liabilities
Interest-bearing demand deposits	$659,696	0.13%	$703,365	0.12%	$692,873	0.14%	$692,310	0.12%	$678,015	0.15%
Money market and savings deposits	1,180,576	0.40%	1,041,898	0.14%	1,009,564	0.14%	1,089,137	0.24%	1,018,347	0.15%
Time deposits	234,459	0.74%	211,787	0.43%	217,756	0.50%	224,603	0.54%	212,297	0.57%
Fed funds purchased	84,149	3.71%	81,506	1.18%	10	—%	55,527	2.47%	3	—%
Short-term borrowings	168,750	1.71%	9,615	1.59%	—	—%	60,073	1.71%	—	—%
Long-term debt	58,843	3.98%	58,876	3.81%	58,968	3.60%	58,875	3.89%	48,002	3.79%
Total interest-bearing liabilities	2,386,473	0.66%	2,107,047	0.31%	1,979,171	0.28%	2,180,525	0.43%	1,956,664	0.28%
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	920,340		783,367		799,854		845,375		762,685
Other noninterest-bearing liabilities	64,067		55,726		58,656		60,120		58,126
Stockholders’ equity	372,274		312,515		353,196		345,192		342,344
Total liabilities and stockholders’ equity	$3,743,154		$3,258,655		$3,190,877		$3,431,212		$3,119,819
Net interest income (1)
Net interest rate spread		2.99%		2.89%		2.68%		2.87%		2.83%
Net interest margin, tax-equivalent (1)		3.21%		2.98%		2.78%		3.02%		2.92%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.